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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated May 24, 1996 on the financial statements of Randall-Graw Company, Inc. as of March 31, 1996 included in this Form 8-K of Airgas, Inc., into Airgas, Inc.'s previously filed Form S-3 Registration Statements File Nos. 33-39325, 33-39433, 33-48388, 33-57893, 33-61301, 33-61899,
33-63201,33-64633 and 333-08113, and Form S-8 Registration Statements File Nos. 33-21780, 33-25419, 33-33954, 33-64056, 33-64058, 33-64112 and 33-64114.



                                             HAWKINS, ASH, BAPTIE & COMPANY


La Crosse, Wisconsin
October 16, 1996
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